Exhibit 99.1

                              For Information
                                      Brent A. Collins
                                      303-861-8140
FOR IMMEDIATE RELEASE

ST. MARY ANNOUNCES 2008 CAPITAL INVESTMENT BUDGET OF $626 MILLION
AND SETS PRODUCTION TARGET FOR 2008;
SCHEDULES CONFERENCE CALL

DENVER, December 18, 2007– St. Mary Land & Exploration Company (NYSE: SM) today announces its capital investment budget and production target for 2008.

Tony Best, President and CEO, commented, “Our 2008 capital program is designed to provide solid economic production growth within our expected discretionary cash flow next year.  Living within cash flow next year gives us the flexibility to accelerate successful drilling programs or to pursue other accretive investment opportunities, such as acquisitions or share repurchases.  We have had a record year in 2007, and our team continues to focus on building and high-grading our project inventory to ensure that 2008 is even more successful.”

2008 CAPITAL INVESTMENT BUDGET AND PRODUCTION TARGET

•	The capital investment budget for 2008 is $626 million. The initial budget is within expected 2008 discretionary cash flow. The regional allocation of the capital investment budget is as follows:

2008 Development and Exploration Budget

Region	Capital ($MM)
ArkLaTex	$161	26%
Mid-Continent	135	21%
Permian	120	19%
Rocky Mountain	106	17%
Gulf Coast	80	13%
Hanging Woman Basin	24	4%
	$626	100%

•
The preliminary production target for 2008 is 107 to 111 BCFE, which at the midpoint is roughly a 7% increase from the estimated pro forma 2007 production range of 101 to 102 BCFE.  This pro forma 2007 production range excludes production from the properties being sold in the recently announced divestiture of non-strategic oil and gas assets.  Production from the properties being sold is expected to be approximately 5.0 BCFE for 2007 and approximately 0.4 BCFE for the month of January 2008.  The divestiture is anticipated to close by January 31, 2008.

•	The Company expects to refine its production guidance once it has completed its year-end reserve review.

•
Consistent with St. Mary’s business strategy, the Company will continue to pursue accretive acquisitions of oil and gas properties, which when combined with its organic drilling program will provide further growth opportunities.  The capital investment budget and production target range for 2008 referenced above do not include any assumptions for acquisitions.  Guidance will be updated as any potential transactions are announced.

CONFERENCE CALL & NEW INVESTOR RELATIONS PRESENTATION

St. Mary has scheduled a teleconference call to discuss details of the 2008 capital program for December 20, 2007, at 8:00 am (Mountain Time).  The call participation number is 888-424-5231.  A digital recording of the conference call will be available two hours after the completion of the call, 24 hours per day through January 3, 2008, at 800-642-1687, conference number 28866224.  International participants can dial 706-634-6088 to take part in the conference call and can access a replay of the call at 706-645-9291, conference number 28866224.  In addition, the call will be broadcast live at St. Mary’s website at www.stmaryland.com and the press release will be available before the call at www.stmaryland.com under “News – Press Releases.”  An audio recording of the conference call will be available at that site through January 3, 2008.

The Company will post a new investor relations presentation the afternoon of Wednesday, December 19, 2007, to its website at www.stmaryland.com under “Investor Relations – IR Presentation” which will provide detail on items that will be covered on the conference call.

INFORMATION ABOUT FORWARD LOOKING STATEMENTS

This release contains forward looking statements within the meaning of securities laws.  The words “will,” “anticipate,” “expect,” and similar expressions are intended to identify forward looking statements.  Although St. Mary believes the expectations reflected in these statements are reasonable, it can give no assurance that they will prove to be correct.  These statements involve known and unknown risks, including the pending nature of the announced divestiture of non-core oil and gas properties as well as the ability to complete the transaction, the uncertain nature of the expected benefits from the divestiture of oil and gas properties, the volatility and level of oil and natural gas prices, the availability of economically attractive exploration and development and property acquisition opportunities and any necessary financing, lower prices realized on oil and gas sales resulting from our commodity price risk management activities, unsuccessful exploration and development drilling, uncertainties inherent in projecting future rates of production from drilling activities and acquisitions, drilling and operating service availability, uncertainties in cash flow, the financial strength of hedge contract counterparties, the negative impact that lower oil and natural gas prices could have on our ability to borrow, litigation, environmental matters, the potential impact of government regulations, and other such matters discussed in the “Risk Factors” section of St. Mary’s 2006 Annual Report on Form 10-K/A and subsequent Quarterly Reports on Form 10-Q filed with the SEC.  Although St. Mary may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

PR-07-23
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